EXHIBIT 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Simon K. Hodson his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                         Title                                     Date

/s/ Essam Khashoggi                        Chairman of the Board                                        June 1, 2001
Essam Khashoggi

/s/ Simon K. Hodson                        Vice Chairman of the Board and                               June 1, 2001
Simon K. Hodson                            Chief Executive Officer
                                           (Principal Executive Officer)

/s/ D. Scott Houston                       Chief Financial Officer and Secretary                        June 1, 2001
D. Scott Houston                           (Principal Financial and Accounting Officer)

/s/ John Daoud                             Director                                                     June 1, 2001
John Daoud

/s/ Layla Khashoggi                        Director                                                     June 1, 2001
Layla Khashoggi

/s/ Howard J. Marsh                        Director                                                     June 1, 2001
Howard J. Marsh

/s/ Michael S. Noling                      Director                                                     June 1, 2001
Michael S. Noling

/s/ Lynn Scarlett                          Director                                                     June 1, 2001
Lynn Scarlett